EXHIBIT 10.5


                                 SALE OF SHARES

BETWEEN:

Mr. Frederic MASSIOT
Born on 1/7/1965 at FONTENAY AUX ROSES (Hauts de Seine) Residing at 7, Boulevard du General Leclerc (91470) LIMOURS France Single

Who declares:
-to be French resident;
-not to be incapacitated under the law

hereinafter referred to as "THE SELLER"

                                                              AS THE FIRST PARTY



AND


The company "SMART TECHNOLOGY INC"
Headquartered at: 265 Sunrise Avenue, Suite 204, Palm Beach, Florida 33480 USA

Represented by Mr. Marc Asselineau

hereinafter referred to as "THE BUYER"


                                                             AS THE SECOND PARTY



IT IS FIRST DECLARED AS FOLLOWS:

The company "IRISIO" is in existence, is a limited responsibility company with a capital of EURO 13,740, headquartered at JUVISY SUR ORGE (91269), 79, Avenue de la Cour de France, France and identified under the number 434 728 283 at the Commercial Registrar in EVRY, France.

The company specializes in the study, the conception and the marketing of computerized products.

The capital is set at EURO 13,740 and divided into 1,374 shares with a value of EURO 10 for each share, numbered from 1 to 1,374, which all belong to Mr. Frederic MASSIOT.

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This company is managed by Mr. Frederic MASSIOT, General Manager.

Mr. Frederic MASSIOT declares:

1. That he has the authority to sell the aforementioned shares of the company "IRISIO" and that the shares belong to him in their entirety, free and clear of all liens, attachments and commitments of all kinds;
2. That the company has been established under normal procedures, is validly existing and has operated and continues to operate normally vis-a-vis the rules and regulations and in accordance with its by-laws; that it has all powers and authorizations to perform all required declarations in the framework of its activities;
3. That the by-laws of the company "IRISIO" are current and that they are exact and complete as of today's date;
4. That the company "IRISIO" does not own any subsidiary, nor has any participation in another company and has not taken any commitment to invest in new companies, nor to invest in existing companies
5. That the company "IRISIO" has full unencumbered ownership on all its tangible and intangible assets;
6. That the company did not issue any guaranty or off-balance sheet commitments to any one;
7. That the company "IRISIO" has in place insuranc policies that protects it against all normal business risk as well as business risk related to its activities;
8. That he company "IRISIO" is not covered by insurance against any risk attached to its new type of activity of tracking by GPS and GSM;
9. That no lawsuit, litigation, proceedings currently exist against the company "IRISIO" and that he is not aware of circumstances that could trigger lawsuit, litigation, proceedings on account of past events;
10. That no contract or agreement contains a change of ownership, management and organization clause that would trigger cancellation of such contract or agreement;
11. That the company "IRISIO" has not borrowed mone from any financial institution or anyone, with the exception of a duly authorized working capital overdraft line of credit and a car lease for a 206 Peugeot;
12. That as of today's date, no past or present management member nor any past and present employee is a lender to the company;
13. That the company "IRISIO" is subject to corporate income tax, that the net worth of the company "IRISIO" as of December 31, 2002 amounts to EURO 17,019 and that since January 1, 2003, the company did not engage in unusual activities, or in activities that would deviate from its business purpose, and that since that date no material adverse change has occurred;
14. That no representations and warranties containe in this agreement fails to mention important facts that could negatively impact as of the date of signature the financial situation, the assets, the liabilities or the business of the company "IRISIO";

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      THIS BEING EXPOSED AND DECLARED, IT IS AGREED AND STATED AS FOLLOWS:

                                  SALE OF STOCK

Mr. Frederic MASSIOT hereby sells and transfers, under legal and normal guaranties, to the company "SMART TECHNOLOGY INC", which hereby accepts, the ONE THOUSAND THREE HUNDRED SEVENTY-FOUR (1,374) shares with a value of EURO 10 each, numbered from 1 to 1,374 of the company "IRISIO" that he owns.

                                      PRICE

This sale is effected and agreed against a flat consideration of EURO THIRTY THOUSAND (30,000) payable immediately in the form of a conditional current account of same amount converted in US dollars at a rate of exchange of parity on the books of "SMART TECHNOLOGY INC", in order to allow the issuance of 6,000 shares of the company "SMART TECHNOLOGY INC" at a price of FIVE DOLLARS US ($5) per share to the seller.

In order to effect the above capital increase, Mr. Marc ASSELINEAU commits to issue at the latest 6,000 shares of the company "SMART TECHNOLOGY INC" reserved in the name of Mr. Frederic MASSIOT at a price of FIVE US DOLLARS (5 US $); Mr. Frederic MASSIOT commits to subscribe to this above mentioned capital increase under the above conditions.

                                      ****

There are no certificates for the shares sold of the company "IRISIO", as the shares result from a cash contribution that took place when the company was created as well as with subsequent capital increases.

The buyer will, as of today's date, own the shares that are sold to him; he will have all rights and obligations resulting from full share ownership as well as all benefits that they could produce as of JANUARY 1, 2002.

The buyer replaces the seller for all rights and obligations attached to the sold shares.


                                    AGREEMENT

In application of article 14 of the by-laws, Mr. Frederic MASSIOT, in his quality of unique manager of the company "IRISIO", declares to agree to the present sale of the shares between Mr. Frederic MASSIOT and the company "SMART TECHNOLOGY INC".

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                                 NON COMPETITION

Except as agreed in writing, the seller will not, as of today's date, either directly or indirectly undertake any activities that could compete with the activities of the company as they exist today in the territories of France and neighboring countries and for a duration of time that will expire on DECEMBER 31, 2005. Contravention to this clause of non-competition would result in compensation for prejudice and the right to seek injunction on the part of the seller.


            GUARANTY OF LIABILITIES AND OF TANGIBLE NATURE OF ASSETS


1.   The Seller guaranties:

* The tangible nature and the amount of the assets of the company "IRISIO" as they appear on the balance sheet of the same company on DECEMBER 31, 2002, hereinafter enclosed in annex;

* That the balance sheet, the Profit and Loss statement an their annexes as of DECEMBER 31, 2002 are sincere and true and closely reflect the financial situation of the assets and the liabilities of the company "IRISIO" as of that date;

* That all documents have been prepared according to the French accounting standards, which have been applied in a consistent manner with the current and all previous accounting statements;

* That the fixed assets are accounted for in the financial statements of the company "IRISIO" as of DECEMBER 31, 2002 at cost minus depreciation in accordance with the accounting rules customarily utilized in the profession;

*    That in the assets stated, the realizable values and the working capital do
     correspond  to  real  values  after  taking  account  of  adjustments   and
     provisions;

* That the amounts of liabilities do correspond exactly to the amounts actually due and that there exists no debt or no liability that is not recorded on the balance sheet as of DECEMBER 31, 2002, that the debts are certain and payable;

* That there is no off balance sheet liability in addition to the balance sheet provided by the company "IRISIO";

8.   As a consequence,

The seller guaranties to the seller against all diminution in value of the assets or against all new liabilities, particularly for liabilities of fiscal or social nature that could surface as having a prior origin to today's date and that would not have been registered, provisioned or provisioned in insufficient amount in the balance sheet as of DECEMBER 31, 2002 hereinafter annexed;

Any decrease in the value of assets or any new liability, the existence of which would have been determined by the CPA of the buyer, will trigger a payment to the buyer of same amount that will be treated as a reduction of the purchase price for the shares up to the full amount of the purchase and beyond as compensation for prejudice;

This payment could take the form of remission of the shares of the company "SMART TECHNOLOGY" that the seller owns as a result of the share of that company issued to his benefit as stipulated in the article titled "PRICE" above;

In that case and in the absence of an agreement on the value of the shares of the company "SMART TECHNOLOGY", the value will be determined by an expert nominated by the President of the Commercial Tribunal of Paris acting in urgency at the request of the most diligent party;

The expert will have a maximum of two months in order to carry through his mission and deliver his recommendations;

Any new liability that would represent tax-deductible expenses would be reduced by the amount of corresponding corporate income tax credits;

In any event, all reimbursement connected to the present guaranty of assets and liabilities will have to be made to the buyer within eight days, either from the date of payment by the company "IRISIO" of the new liability, or from the date of the confirmation of the reduction in assets (or within 8 days from the report presented by the expert in the case of arbitration on the value of the shares of "SMART TECHNOLOGY" as stipulated above)


Exceptions to the scope of the present guaranty:

*    Any change in accounting treatment not considered in the present agreement;

* The fiscal audits on depreciation, inventory and provisions and in general, any audit pertaining to the simple transfer of retained earnings from one accounting period to the next, except for the penalties that such an audit could entail;

Moreover, the seller will be entitled to a free allowance totaling SEVEN THOUSAND SEVEN HUNDRED EUROS (7,700) in one or several events;

In the case where, in the framework of administrative proceedings, the administrative agency would claim guarantees from the company "IRISIO", the seller commits to counter guaranty the company "IRISIO" for the amount by which the former would be obligated;

The entirety of the obligations contained in this section will be valid through all the statutory limitation periods and beyond for the duration of litigation initiated before all such periods;

The seller hereby commits to compensate the buyer against any inaccuracies in a statement or commitment given by the former in the framework of the current contract to the extent of the prejudice that such inaccuracies could create for the buyer.



                                  DECLARATIONS

The parties declare that the company is not subject to the provisions of the law of March 15, 1963.


                                  NOTIFICATION

The present sale of shares will be notified to the company, in agreement with the provisions of article 1690 of the Civil Code.

The present sale will be valid and enforceable with any third party, once these formalities are accomplished and also once the deposit of two original copies of this contract of sale has taken place as an annex to the Commercial Registrar of Companies.


                                  REGISTRATION

The present contract will be registered according to the law.



                          HEIRS, SUCCESSORS AND ASSIGNS

The commitments made by the First Party in the context of the present contract will be valid between the parties as well as towards their heirs, successors and assigns, even if they are minors or incapacitated.

                                   INTEGRALITY

The present agreement includes the entirety of all agreements between the parties and replaces and renders null and void all other agreement, intent, promises and pre-existing documents.


                                  NON VALIDITY

By agreement between the parties, in the event that any part of this agreement is declared non valid, without object, or declared as such in application of rules and regulations, such part will be declared without effect or it will be modified in the minimum necessary fashion in order to make it valid or effective; the rest of the agreement will not be impaired and will remain in full force in conformity with its terms.


                                  JURISDICTION

The present agreement is made under the laws of the Republic of France

All disagreement that would arise from the interpretation or the execution of the present agreement currently and/or in the future would be of the competency of the Commercial Tribunals of PARIS


                              ELECTION OF DOMICILE

For the execution of the present agreement and for the future communications between the parties, the parties hereby elect as their domicile and residence the domiciles and residences as indicated in this agreement.


                                    EXPENSES

Expenses and fees of the present agreement, and future expenses and fees that will result from the present agreement are to be paid by the buyer.

Effected in PARIS, in the year two thousand three and the_____day In as many original copies as there are parties, plus as required for the formalities.


THE SELLER                                            THE BUYER
------------------                              ---------------------
Frederic MASSIOT                                "SMART TECHNOLOGY INC"
                                                  Marc ASSELINEAU
/s/ Frederic MASSIOT                            /s/ Marc ASSELINEAU


                       STATEMENT FROM THE GENERAL MANAGER

The undersigned, Frederic MASSIOT, residing 7, Boulevard du General Leclerc (91470) LIMOURS, acting as the General Manager of the company "IRISIO", a limited responsibility company with a capital of EURO 13,740, headquartered at JUVISY SUR ORGE (91260), 79, Avenue de la Cour de France, and identified under the number 434 728 283 at the Commercial Registrar in EVRY, France.

Declares to have received as of today's date, at its headquarters, an original copy of the sale agreement under private contract dated in PARIS on_____________ registered on_____________
upon payment of_______________
upon which terms:

Mr. Frederic MASSIOT,
residing 7, Boulevard du General Leclerc (91470) LIMOURS has sold for a flat price of EURO THIRTY THOUSAND (30,000) the ONE THOUSAND THREE HUNDRED SEVENTY FOUR (1,374) shares numbered from 1 to 1,374 that belong to him in the company "IRISIO"

for the benefit of:

the company "SMART TECHNOLOGY INC"
headquartered: 265 Sunrise Avenue, Suite 204, Palm Beach, Florida 33480, USA.


As a consequence, the said sale of shares has become effective towards the company "IRISIO", as of today's date.


EFFECTED IN PARIS, in three original copies The year two thousand three And the___day



                                Frederic MASSIOT

                                CESSION DE PARTS



ENTRE LES SOUSSIGNES :


o Monsieur Frederic MASSIOT ne le 17 JANVIER 1965 a FONTENAY AUX ROSES (Hauts de Seine) demeurant 7, boulevard du General Leclerc (91470) LIMOURS

      Celibataire

      Declarant :
o    Qu'il est, au regard de l'administration fiscale, reside francais ;
o Qu'il n'est pas touche par les dispositions de la loi su les incapables majeurs ci-apres denomme : "LE CEDANT"

                                                                DE PREMIERE PART

&

o La societe "SMART TECHNOLOGY INC" Siege social : 265 Sunrise Avenue, Suite 204, Palm Beach, Floride 33480 USA

     Representee par Monsieur Marc ASSELINEAU

     ci-apres denommee "LE CESSIONNAIRE"


                                                                 DE SECONDE PART



IL A ETE PREALABLEMENT EXPOSE ET DECLARE CE QUI SUIT:

Il existe une societe denommee "IRISIO", societe a responsabilite limitee au capital de 13.740 dont le siege social est a JUVISY SUR ORGE (91260) 79, avenue de la Cour de France, identifiee sous le numero 434 728 283 au Registre du Commerce et des Societes d'EVRY,

Elle a pour objet principal l'etude, la conception et la commercialisation de produits informatiques.

Le capital social est fixe a la somme de 13.740 divise en 1.374 parts sociales de 10 chacune, numerotees de 1 a 1.374, appartenant en totalite a Monsieur Frederic MASSIOT.

Cette societe est geree par Monsieur Frederic MASSIOT, gerant.

Monsieur Frederic MASSIOT ayant declare :

1. qu'il a le pouvoir de ceder les parts susvisees de la societe "IRISIO" et qu'elles lui appartiennent en toute propriete, libres de tous engagements ainsi que de tous empechements et autres droits reels quelconques ;

2. que cette Societe est une societe regulierement constituee, existant valablement et ayant fonctionne et continuant a fonctionner regulierement a l'egard des lois et reglements et en conformite avec ses statuts; qu'elle a tous pouvoirs et pleine capacite et dispose de tous permis et autorisations necessaires et a effectue toutes declarations requises a l'effet d'exercer dans les conditions dans lesquelles elle exploite actuellement son activite ;

3*. que les statuts de la societe "IRISIO" sont a jour de toutes modifications statutaires et qu'ils sont exacts et complets a la date de ce jour ;

4. que la societe "IRISIO" ne possede aucune filiale ni participation dans aucune autre societe et n'a pris aucun engagement de souscription au capital de societes a constituer ou a d'eventuelles augmentations de capital de societes existantes ;

5. que la societe "IRISIO" a un droit de propriete plein et entier sans restriction sur son fonds de commerce et autres biens corporels ou incorporels ;

6 . que la societe n'a fourni aucune caution, aval ou plus generalement, aucune garantie quelle qu'en soit la forme;

7. que la societe "IRISIO" est couverte par des polices d'assurance en vigueur contre tous les risques habituels,

8*. que la societe "IRISIO" n'est pas couverte contre tous les risques afferents a son nouveau type d'activite (localisation par GPS et GSM) ;

9*. qu'il n'existe aucun proces ou litige en cours ou latent engage ou a engager par ou contre la societe "IRISIO" et qu'il n'a connaissance d'aucune action judiciaire qui pourrait etre intentee a l'encontre de ladite Societe pour une cause anterieure a ce jour ;

10. qu'aucun contrat ou convention ne contient une clause de resiliation anticipee dans l'hypothese d'un changement de majorite ou d'une modification des organes d'administration ou de direction de ladite Societe ;

11. que la societe "IRISIO" n'a souscrit aucun emprunt aupres de quelconque organisme de credit ni aupres de quiconque a l'exception d'un decouvert en compte courant autorise et du leasing d'un vehicule 206 Peugeot;

12*. qu'a la date de ce jour aucun associe ou ancien associe n'est titulaire de compte courant dans la societe "IRISIO" ;

13*. que la societe "IRISIO" est assujettie a l'IS, que les capitaux propres de la societe "IRISIO" au 31 DECEMBRE 2002 s'elevent a 17.019 et que depuis le 1er JANVIER 2003 aucune decision n'a ete prise en dehors de l'objet social ainsi que de l'activite habituelle et que la societe n'a subi a la date des presentes aucun changement substantiellement defavorable ni aucune evenement influencant de maniere defavorable la marche des affaires sociales ;

14. qu'aucune declaration faite en vertu des presentes n'omet de faire etat d'un fait important qui affecterait au moment de la signature des presentes defavorablement et de facon significative la situation financiere, l'actif, le passif ou l'exploitation de la societe "IRISIO" ;

        CECI EXPOSE et DECLARE, IL A ETE CONVENU ET ARRETE CE QUI SUIT :


                                CESSION DE PARTS

Monsieur Frederic MASSIOT cede et transfere par les presentes, sous les garanties ordinaires et de droit, a la societe "SMART TECHNOLOGY INC." qui accepte, les MILLE TROIS CENT SOIXANTE QUATORZE (1.374) parts sociales de dix euros (10 ) de valeur nominale chacune, numerotees de 1 a 1.374 lui appartenant dans le capital de la societe "IRISIO".


                              PRIX/PAIEMENT DU PRIX

La presente cession est consentie et acceptee moyennant le prix global et forfaitaire de TRENTE MILLE EUROS (30.000 ) lequel prix est paye a l'instant meme par inscription au profit du cedant de pareille somme, equivalent US $ au cours de ce jour, en compte courant dans les livres comptables de la societe "SMART TECHNOLOGY INC" sous forme d'avance conditionnee, de sorte a permettre l'emission d'actions de la societe "SMART TECHNOLOGY INC au prix de CINQ DOLLARS US (5 US $) par action au profit du cedant.

Ainsi,  a  l'effet  de  l'augmentation  de  capital  ci-dessus,   Monsieur  Marc
ASSELINEAU prend l'engagement d'emettre au plus tard le 30 avril 2003 les actions de la societe "SMART TECHNOLOGY INC" reservees au profit de Monsieur Frederic MASSIOT au prix de CINQ DOLLARS US (5 US $) par action ; Monsieur
Frederic MASSIOT s'engage a souscrire a cette augmentation de capital aux conditions ci-dessus. Cette emission d'action soldera et cloturera le compte courant de Monsieur Frederic MASSIOT.


                                     * * * *

Les parts cedees de la societe "IRISIO" ne sont representees par aucun titre et resultent des apports en numeraire effectues tant lors de la constitution de la societe que des cessions de parts regulierement intervenues depuis.

Le cessionnaire aura, a compter de ce jour, la propriete des parts qui lui ont ete cedees ; il en aura la jouissance et le droit aux benefices qu'elles pourraient produire, a compter du 1er JANVIER 2003.

Il sera subroge dans tous les droits et obligations attaches aux parts cedees.


                                    AGREMENT

Conformement a l'article 14 des statuts, Monsieur Frederic MASSIOT, en sa qualite d'associe unique de la societe "IRISIO" declare agreer la presente cession de parts sociales entre Monsieur Frederic MASSIOT au profit de la societe "SMART TECHNOLOGY INC".

                                 NON CONCURRENCE

Sauf accord ecrit entre les parties, le cedant s'interdit, a compter de ce jour, d'entreprendre personnellement, par personne interposee toute activite susceptible de concurrencer celle de la societe existant a ce jour et ceci sur le territoire de la France et des pays limitrophes et pendant un delai expirant le 31 DECEMBRE 2005 a peine de tous dommages-interets et sans prejudice du droit pour le cessionnaire de faire cesser toutes infractions a cette interdiction.


                               GARANTIE DE PASSIF
                            ET DE CONSISTANCE D'ACTIF

1.   Le cedant garantit :

* la consistance et le montant des actifs de la Societe "IRISIO" tels qu'ils ressortent du bilan de ladite Societe arretee a la date du 31 DECEMBRE 2002 et qui est ci-apres annexe ;

* que le bilan, compte de resultat et leurs annexes etablis au 31 DECEMBRE 2002 sont sinceres et veritables et refletent fidelement la situation financiere active et passive de la Societe "IRISIO" ;

* que ces documents ont ete arretes en conformite avec les principes comptables francais, lesquels ont ete appliques de la meme maniere que pour le dernier exercice clos anterieur ;

que les immobilisations sont comptabilisees dans la situation de la Societe "IRISIO" arretee au 31 DECEMBRE 2002 pour le prix de revient diminue d'un amortissement conforme aux regles comptables habituellement retenues par la profession ;

que dans l'actif represente, les valeurs realisables et disponibles et les valeurs d'exploitation (actif circulant) des postes, correspondent bien a leurs valeurs reelles compte tenu des regularisations intervenues ou des provisions constituees ;

* que le montant figurant au passif represente exactement les sommes dues et qu'il n'existe aucune dette ou aucun passif qui ne soit porte sur ce bilan arrete au 31 DECEMBRE 2002, que les creances sont certaines et recouvrables ;

* qu'il n'existe aucun engagement hors bilan donne par la Societe "IRISIO".


2. En consequence, le cedant garantit le cessionnaire de toute diminution d'actif ou de tout passif nouveau, notamment fiscal ou social, qui pourrait se reveler ayant une origine anterieure a la date de ce jour et qui n'aurait pas ete inscrit, provisionne ou insuffisamment provisionne dans le bilan arrete au 31 DECEMBRE 2002 ci-apres annexe.

Toute diminution d'actif ou tout passif nouveau dont l'existence sera prealablement certifiee par l'expert comptable du cessionnaire, fera l'objet d'un paiement au cessionnaire d'un meme montant, qui serait considere comme une diminution du prix de cession des parts jusqu'a concurrence de ce prix et au dela, comme des dommages et interets.

Ce paiement pourra intervenir par voie de dation en paiement des titres de la societe "SMART TECHNOLOGY INC" dont le cedant sera proprietaire en vertu de l'emission d'actions a son profit de titres de cette societe ainsi qu'il est dit a l'article "PRIX/PAIEMENT DU PRIX" plus avant.

En cette hypothese a defaut d'accord sur la valeur des titres de la societe "SMART TECHNOLOGY INC", celle-ci sera determinee a dire d'expert nomme par le President du Tribunal de Commerce de Paris statuant en refere a la requete de la partie la plus diligente.

L'expert disposera d'un delai maximum de deux mois pour effectuer sa mission et rendre son rapport.

Tout  passif  revele  qui  serait  represente  par  des  charges   effectivement
deductibles, serait eventuellement reduit a concurrence d'un montant egal au taux reel de l'impot sur les societes y afferent.

En tout etat de cause, tout remboursement lie a la presente garantie d'actif et de passif devra etre effectue au cessionnaire dans les huit jours, soit du paiement par la Societe "IRISIO" du passif apparu, soit de la constatation de la diminution d'actif (ou dans les huit jours de la notification qui lui sera faite du rapport d'expert en cas de recours a une expertise de la valeur des titres "SMART TECHNOLOGY INC" comme il est dit ci-dessus).


Ne rentrent pas dans le cadre de la presente garantie :

* toute difference pouvant provenir d'un changement dans les methodes comptables utilisees a la cloture d'un exercice, non couvert par le present engagement ;

* les redressements fiscaux sur amortissements, stocks et provisions et, d'une facon generale, tout redressement visant un simple transfert de benefices d'un exercice sur l'autre, sauf pour les penalites que ces redressements pourraient entrainer.

En outre, le cedant beneficiera d'une franchise globale de SEPT MILLE SEPT CENTS EUROS (7.700 ) pouvant jouer en une ou plusieurs fois.


Dans l'hypothese ou, dans le cadre d'une procedure administrative entrant dans le cadre de la garantie de passif, l'administration serait amenee a reclamer des garanties a la Societe "IRISIO", le cedant s'engage a contre garantir la Societe "IRISIO" pour le montant dont il pourrait etre redevable en vertu des presentes.

L'ensemble de ses obligations contenues dans le present article survivra pendant toute la duree des differentes prescriptions et au-dela pour les contentieux ou procedures en cours auxdites dates.


Le cedant s'engage a indemniser le cessionnaire en raison de l'inexactitude d'une declaration ou engagement pris par lui dans le cadre des presentes et vises dans l'expose qui precede, dans la mesure du prejudice qui pourrait en resulter pour le cessionnaire.

                                  DECLARATIONS

Les parties declarent que la societe n'entre pas dans le champ d'application de la loi du 15 mars 1963.


                                  SIGNIFICATION

La presente cession de parts sera signifiee a la societe, conformement a l'article 1690 du Code Civil.

La presente cession sera opposable aux tiers, apres accomplissement de ces formalites et, en outre, depot de deux originaux en annexe au Registre du Commerce et des Societes.


                                 ENREGISTREMENT

Les presentes seront enregistrees conformement a la loi.


                            HERITIERS ET AYANTS DROIT

Les engagements pris par le soussigne de premiere part dans le cadre des presentes produiront leurs effets tant a l'egard des parties qu'a l'egard de ses heritiers, successeurs, ayants droit ou representants fussent-ils mineurs ou autrement incapables.


                                    NOVATION

Les presents accords comportent l'integralite des conventions intervenues entre les parties et rendent caducs tous autres accords, declaration d'intention, promesses ou documents anterieurs.

                                  NON VALIDITE

De convention expresse entre les parties soussignees, si l'une quelconque des stipulations du present protocole est tenue pour non valide, sans objet ou declaree telle en application d'une loi, d'un reglement ou autrement, elle sera reputee sans effet ou sera modifiee dans la plus faible mesure necessaire pour la rendre valide ou effective, tout en respectant le plus possible l'intention des parties ; le surplus du protocole ne sera pas affecte et restera en vigueur et executable en conformite de ses termes.


                                   LEGISLATION

Le present contrat est soumis a la legislation francaise.

Tous differends qui s'eleveraient dans l'interpretation ou dans l'execution des presents engagements et/ou de leurs suite seraient de la competence des Tribunaux de Commerce de PARIS.

                              ELECTION DE DOMICILE

Pour l'execution des presentes, de leur suite et consequence les soussignes font election de domicile en leur demeure et siege social respectifs tels qu'indiques en tete des presentes.


                                      FRAIS

Les frais, droits et honoraires des presentes, et ceux qui en seront la suite ou la consequence, sont a la charge du cessionnaire.

Fait a PARIS, L'an deux mil trois et le En autant d'exemplaires que de parties, Plus le nombre necessaire aux formalites.


       LE CEDANT                             LE CESSIONNAIRE
       ---------                             ---------------
   Frederic MASSIOT                       "SMART TECHNOLOGY INC"
                                             Marc ASSELINEAU

                            ATTESTATION DE LA GERANCE


Je soussigne, Frederic MASSIOT demeurant 7, boulevard du General Leclerc (91470) LIMOURS agissant en qualite de gerant de la societe "IRISIO", societe a responsabilite limitee au capital de 13.740 dont le siege social est a JUVISY SUR ORGE (91260) 79, avenue de la Cour de France, identifiee sous le numero 434 728 283 au Registre du Commerce et des Societes d'EVRY,


Atteste avoir recu ce jour, au siege social, un exemplaire original de l'acte de cessions de parts sous seing prive en date a PARIS du enregistre le a la Recette de aux termes duquel :

Monsieur Frederic MASSIOT
     demeurant 7, boulevard du General Leclerc (91470) LIMOURS a cede moyennant le prix global et forfaitaire de TRENTE MILLE EUROS (30.000 ) les MILLE TROIS CENT SOIXANTE QUATORZE (1.374) parts sociales numerotees de 1 a 1.374 parts lui appartenant dans le capital de la societe "IRISIO"



au profit de:

 La societe "SMART TECHNOLOGY INC"
 Siege social : 265 Sunrise Avenue, Suite 204, Palm Beach, Floride 33480 USA




En consequence, ladite cession de parts est devenue definitive a l'egard de la societe "IRISIO", a compter de ce jour.



FAIT A PARIS, en trois exemplaires,
L'an deux mil trois
Et le



                                    Frederic MASSIOT